UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

New Mountain Guardian IV Income Fund, L.L.C.

(Exact name of Registrant as specified in its charter)

Delaware	814-01639	92-0964074
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2023, New Mountain Guardian IV Income Fund, L.L.C. (the “Fund”) and New Mountain Finance Advisers BDC, L.L.C., the Fund’s investment adviser (the “Adviser”), entered into a voluntary letter waiver agreement (the “Waiver Agreement”) to be effective as of January 1, 2024, whereby the Adviser has agreed to waive certain portions of the incentive fees paid by the Fund to the Adviser, pursuant to the Investment Management Agreement by and between the Fund and the Adviser, dated as of December 14, 2022 (the “Management Agreement”). The Waiver Agreement increases the hurdle rate, as described in the Management Agreement, to 6% and waives any income based Incentive Fees that would have been earned at the current hurdle rate of 5%, so long as the average three-month secured overnight financing rate over the trailing three-month period (the “Three Month SOFR”) is equal to or greater than 3% on the last day of the applicable quarter. If the Three Month SOFR falls below 3% on the last day of the applicable quarter, the hurdle rate will reset to 5%. Additionally, through the Waiver Agreement and with respect to the Incentive Fee on Capital Gains, the annualized, cumulative internal rate of return will be calculated using a Weighted Average Hurdle Rate (as defined in the Waiver Agreement) that takes into account any hurdle rate increases during the year. Capitalized terms used but not defined herein have the meanings ascribed to them in the Management Agreement.

The foregoing description of the Waiver Agreement is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On December 18, 2023, the Fund delivered a capital drawdown notice to its investors relating to the sale of 3,672,500 of the Fund’s units (the “Units”) for an aggregate offering price of $36,725,000. No underwriting discounts or commissions have been or will be paid in connection with the sale of the Units. The sale of the Units is expected to close on December 29, 2023.

The sale of the Units described herein was and will be made pursuant to subscription agreements entered into by the Fund and its investors. Under the terms of the subscription agreements, investors are required to fund drawdowns to purchase the Units up to the amount of its capital commitment on an as-needed basis with a minimum of 10 business days’ prior notice to investors for subsequent Drawdown Purchases and two business days’ prior notice to investors for initial first Drawdown Purchases.

The issuance and sale of the Units are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Letter Waiver Agreement between New Mountain Guardian IV Income Fund, L.L.C. and New Mountain Finance Advisers BDC, L.L.C., dated as of December 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN Guardian IV INCOME FUND, L.L.C.

Date: December 22, 2023	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Chief Compliance Officer and Corporate Secretary